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                                                                    EXHIBIT 99.3


                             UNITED AIR LINES, INC.

                                OFFER TO EXCHANGE
                       ENHANCED PASS THROUGH CERTIFICATES,
                       SERIES 1997-1A AND SERIES 1997-1B,
           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
               FOR ANY AND ALL ENHANCED PASS THROUGH CERTIFICATES,
                        SERIES 1997-1A AND SERIES 1997-1B
                 PURSUANT TO THE PROSPECTUS DATED       , 1998

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 1998, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERED OLD CERTIFICATES MAY BE WITHDRAWN AT ANY TIME ON OR PRIOR TO THE EXPIRATION DATE.

To:      Brokers, Dealers, Commercial Banks,
         Trust Companies and Other Nominees:

         Upon and subject to the terms and conditions set forth in the Prospectus, dated __________, 1998 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), an offer to exchange (the "Exchange Offer") the registered Enhanced Pass Through Certificates, Series 1997- 1A and Series 1997-1B (collectively, the "New Certificates") for any and all outstanding Pass Through Certificates, Series 1997-1A and Series 1997-1B (collectively, the "Old Certificates") (CUSIP Nos. 909317 AK 5, U90951 AA 9 and U90951 AB 7) is being made pursuant to such Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of United Air Lines, Inc. (the "Company") contained in the Registration Rights Agreement dated as of December 23, 1997, between the Company and the Initial Purchasers named therein.

         We are requesting that you contact your clients for whom you hold Old Certificates regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Certificates registered in your name or in the name of your nominee, or who hold Old Certificates registered in their own names, we are enclosing the following documents:

                  1. Prospectus dated _________ __, 1998;

                  2. The Letter of Transmittal for your use and for the information of your clients;

                  3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old Certificates are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date or if the procedure for book-entry transfer cannot be completed on a timely basis; and

                  4. A form of letter which may be sent to your clients for whose account you hold Old Certificates registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.



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         Your prompt action is requested. The Exchange Offer will expire at 5:00
p.m., New York City time, on __________, 1998 (the "Expiration Date") (30 calendar days following the commencement of the Exchange Offer), unless extended by the Company. The Old Certificates tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

         To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or an Agent's Message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Old Certificates should be delivered to the Exchange Agent, all in accordance with the instructions et forth in the Letter of Transmittal and the Prospectus.

         If holders of Old Certificates wish to tender, but it is impracticable for them to forward their certificates for Old Certificates prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer -- Guaranteed Delivery Procedures."

         The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Certificates held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Old Certificates pursuant to the Exchange Offer, except as set forth in Instruction 6 of the Letter of Transmittal.

         Additional, copies of the enclosed material may be obtained from First Security Bank, National Association, the Exchange Agent, at 79 South Main Street, Salt Lake City, Utah 84111, Attention: Corporate Trust Department, phone
(801) 246-5657 and facsimile (801) 246-5053.

                                                     UNITED AIR LINES, INC.


NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY PERSON TO USE ANY DOCUMENTS OR MAKE ANY STATEMENT ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures


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